SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC  20549



                          FORM 8-K
                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15 (d) OF THE
               SECURITIES EXCHANGE ACT OF 1934
              Date of Report:  November 6, 2000


                       NS GROUP, INC.

   (Exact name of registrant as specified in its charter)


Kentucky               1-9838            61-0985936
(State or other     (Commission        (I.R.S. Employer
jurisdiction of      file number)       identification
incorporation)                             number)



       530 West Ninth Street, Newport, Kentucky 41071
          (Address of principal executive offices)


  Registrant's telephone number, including area code: (859)
                          292-6809


ITEM:  9  Regulation FD Disclosure

     On November 6, 2000, NS Group, Inc. issued a news release concerning its fourth quarter conference call. The release is included below:




FOR IMMEDIATE RELEASE  --  November 6, 2000

CONTACT:       Linda A. Pleiman
               Director of Investor Relations and Corporate
Communications
               NS Group, Inc.
               (859) 292-6809
               www.nsgrouponline.com


        NS GROUP TO BROADCAST FOURTH QUARTER EARNINGS
              CONFERENCE CALL OVER THE INTERNET


(Newport, Kentucky - November 6, 2000) Newport, Kentucky-based NS Group, Inc. announced today that the company will be hosting a conference call to review fiscal 2000 fourth quarter and year-end results on Thursday, November 9, 2000 at 10:00 a.m. Eastern Time.

The conference call will be broadcast live over the Internet. To access the call via web cast, log on to www.nsgrouponline.com . Please log on at least fifteen minutes prior to the commencement of the call to register, download and/or install any necessary software. The call is also available via telephone. Details concerning the conference call and web cast are available on the company's web site www.nsgrouponline.com under the Investor Relations section.

A replay of the call will be available shortly after the call through November 16, 2000 on the company's web site www.nsgrouponline.com under the Investor Relations section

The company plans to announce its fiscal 2000 fourth quarter and year-end financial results after the market closes on Wednesday, November 8, 2000.

NS Group is a leading producer of tubular products serving the energy industry and certain industrial markets. The Company manufactures seamless and welded tubular steel products used in the drilling and exploration as well as the transmission of oil, natural gas and other fluids. NS Group's industrial products include special bar quality
(SBQ) products used in critical weight bearing applications. NS Group is traded on the NYSE under the symbol: NSS. For more information about NS Group log on to www.nsgrouponline.com.
                         ##########

SIGNATURESPursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NS GROUP, INC.
Date:  November 6, 2000       By:   /s/Thomas J. Depenbrock
                              Thomas J. Depenbrock
                              Vice President, Treasurer and
                              Chief Financial Officer